Exhibit 21
SUBSIDIARIES OF PARK NATIONAL CORPORATION

Name of Subsidiary	Jurisdiction of Incorporation or Formation

The Park National Bank (“PNB”)	United States (federally-chartered national banking association)

• Park Investments, Inc. (NOTE: is a wholly-owned subsidiary of PNB)	Delaware

• Scope Leasing, Inc. (NOTE: is a wholly-owned subsidiary of PNB) [Also does business under “Scope Aircraft Finance”]	Ohio

• Park Leasing Company (NOTE: is a wholly-owned subsidiary of PNB)	Ohio

• Park Insurance Group, Inc. (NOTE: is a wholly-owned subsidiary of PNB)	Ohio

•   Park Title Agency, LLC. (NOTE: PNB held 80% of ownership interest as of February 25, 2009 but will sell 31% of ownership interest to other member effective at the close of business on February 27, 2009)
Ohio

• The following are the divisions of PNB:

• Fairfield National Bank	n/a

• The Park National Bank of Southwest Ohio & Northern Kentucky	n/a

• Century National Bank	n/a

• Second National Bank	n/a

• Richland Bank	n/a

• United Bank	n/a

• First-Knox National Bank	n/a

• Farmers Bank (also sometimes known as “Farmers and Savings Bank”)	n/a

• Security National Bank	n/a

• Unity National Bank	n/a

• Citizens National Bank	n/a

Name of Subsidiary	Jurisdiction of Incorporation or Formation

• Consolidated Computer Center	n/a

Guardian Financial Services Company [Also does business under “Guardian Finance Company”]	Ohio

Park Capital Investments, Inc. (“Park Capital”)	Delaware

• Park National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware

• Security National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware

• First-Knox National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware

• Century National Capital LLC (NOTE: members are Park Capital and PNB)	Delaware

Vision Bank	Florida

• The following are the divisions of Vision Bank:

• Vision Bank Division of Gulf Shores, Alabama	n/a

• Vision Bancshares Financial Group	n/a

Vision Bancshares Trust I	Delaware
(NOTE: Park holds all of the common securities as successor Depositor; floating rate preferred securities are held by institutional investors)